UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 6, 2012 (August 31, 2012)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 31, 2012, DGSE Companies, Inc., a Nevada corporation (the “Registrant”), received written notice (the “Notification”) from NYSE MKT LLC (the “Exchange”) that the Registrant is not in compliance with Sections 134 and 1101 of the Company Guide for the Exchange (the “Company Guide”) as a result of the Registrant’s inability to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 (the “Form 10-Q”). The Exchange maintains the principal listing for the Registrant’s common equity securities, and pursuant to Sections 134 and 1101 of the Company Guide, the timely filing of the Form 10-Q is a condition for Registrant’s continued listing on the Exchange. In addition, the failure to timely the Form 10-Q constitutes a violation of the Registrant’s listing agreement with the Exchange.

The Registrant was previously afforded the opportunity to submit a plan of compliance (the “Plan of Compliance”) to the Exchange, and on May 31, 2012, the Exchange notified the Registrant that it had accepted the Plan of Compliance and had granted the Registrant an extension until October 31, 2012 to comply with all of the Exchange’s continued listing standards. The Notification states that the Registrant need not submit an additional plan of compliance in connection with the delinquency of the Form 10-Q. Should the Registrant fail to make progress consistent with the Plan of Compliance or regain compliance with the Exchange’s continued listing standards by October 31, 2012, the Exchange will initiate proceedings to remove the Registrant’s securities from the Exchange.

In the event the Exchange initiates delisting proceedings, the Company Guide permits the Registrant to appeal the delisting. The Notification has no immediate effect on the listing of the Registrant’s common stock on the Exchange. As of the date of this Current Report on Form 8-K and in response to the Notification, the Registrant’s management is continuing to work with its legal counsel and independent accounting firm to prepare and file all delinquent reports, including the Form 10-Q, and the Registrant fully expects to execute the Plan of Compliance and regain compliance with the Exchange’s continued listing standards by October 31, 2012. The Registrant will continue to monitor its compliance with the Exchange’s continued listing standards and its progress under the Plan of Compliance.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2012, the Registrant’s board of directors (the “Board”) appointed C. Brett Burford, 45, to serve as the Registrant’s Chief Financial Officer and Principal Financial Officer. Mr. Burford replaces Matthew Auger, who, until the date of Mr. Burford’s appointment, had served as the Registrant’s Interim Chief Financial Officer since November 17, 2011. The Board chose Mr. Burford for these positions because of Mr. Burford’s extensive 22 years of experience in finance, strategic planning, regulatory compliance and corporate governance. From 2008 to 2011, Mr. Burford served as Chief Financial Officer of Craftmade International, Inc., a publicly-traded producer of home décor items, where Mr. Burford helped lead negotiations of the sale of Craftmade to a strategic buyer in late 2011. Prior to that, Mr. Burford worked at Cadbury Schweppes Americas Beverages, the U.S. soft-drink division of London-based Cadbury Schweppes, PLC, which is now separately-traded on the NYSE as Dr. Pepper Snapple Group. Mr. Burford served in a variety of positions at Dr. Pepper Snapple Group from 1997 to 2008, including as Vice President, Finance from 2006 to 2008, and as Vice President, Strategic Planning from 2003 to 2005. Mr. Burford received a B.S. in Finance with Minors in Accounting and Management Information Systems from Oklahoma State University in 1989, a Masters of Business Administration from the University of Texas at Dallas in 1996 and a Masters of Liberal Arts from Southern Methodist University in 2004.

Pursuant to a written offer letter, attached hereto as Exhibit 10.1 (the “Offer Letter”), and in consideration for Mr. Burford’s service, the Registrant (i) shall pay Mr. Burford a salary of $220,000 per year; (ii) may pay Mr. Burford a performance bonus for the 2012 fiscal year of up to $40,000, based upon the achievement of mutually-agreed upon goals with respect to the restatement of the Registrant’s financial statements; (iii) may pay Mr. Burford a performance bonus for the 2013 fiscal year and future fiscal years of up to twenty-five percent (25%) of Mr. Burford’s annual salary, based upon the achievement of goals which shall be mutually-agreed upon annually; and (iv) shall grant to Mr. Burford options to purchase shares of the Registrant’s common stock insofar as such option grants are commensurate with those granted to other senior-level management. Mr. Burford is an at-will employee of the Registrant, and the Registrant may reassign Mr. Burford, terminate Mr. Burford’s employment or change Mr. Burford’s compensation at any time with or without cause. Other than the Offer Letter, there are no other agreements governing Mr. Burford’s employment.

Mr. Burford has no family relationships with any officer or director of the Registrant or any of its subsidiaries, and has engaged in no transactions with related persons since the beginning of the Registrant’s last fiscal year.

Item 8.01	Other Events

On September 6, 2012, pursuant to the Notification and Section 402 of the Company Guide, the Registrant issued a press release, filed as Exhibit 99.1 hereto, announcing the Notification.

Item9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated as of August 28, 2012
99.1	Press Release, dated September 6, 2012

EXHIBITS

Exhibit No.	Description
10.1	Offer Letter, dated as of August 28, 2012
99.1	Press Release, dated September 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: September 6, 2012	By:	/s/ William H. Oyster
William H. Oyster
President and Chief Executive Officer